UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AFLAC INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE AND PROXY STATEMENT __________________________
AFLAC INCORPORATED Worldwide Headquarters 1932 Wynnton Road Columbus, Georgia 31999 _____________________
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on Monday, May 6, 2002 _____________________

     The Annual Meeting of Shareholders of AFLAC Incorporated (the "Company") will be held on Monday, May 6, 2002, at 10:00 a.m. at the Columbus Museum (in the Patrick Theatre), 1251 Wynnton Road, Columbus, Georgia, for the following purposes, all of which are described in the accompanying Proxy Statement:

1.	To elect seventeen Directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified;
2.	To consider and act upon the ratification of the appointment of KPMG LLP as independent auditors of the Company for the year ending December 31, 2002; and
3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The accompanying proxy is solicited by the Board of Directors of the Company. The Proxy Statement and the Company's Annual Report for the year ended December 31, 2001, are enclosed.

     The record date for the determination of shareholders entitled to vote at the meeting is February 27, 2002, and only shareholders of record at the close of business on that date will be entitled to vote at this meeting and any adjournment thereof.

     YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE SO THAT WE MAY BE ASSURED OF A QUORUM TO TRANSACT BUSINESS. YOU MAY ALSO VOTE VIA THE INTERNET OR TELEPHONE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.
By order of the Board of Directors,
/s/Joey M. Loudermilk

Columbus, Georgia	Joey M. Loudermilk
March 12, 2002	Secretary

AFLAC INCORPORATED ________________________

PROXY STATEMENT ____________________

FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MONDAY, MAY 6, 2002 _______________________

SOLICITATION AND REVOCATION OF PROXY

     This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of AFLAC Incorporated (the "Company") for use at the Annual Meeting of Shareholders to be held on Monday, May 6, 2002, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described in detail herein. The meeting will be held at 10:00 a.m. at the Columbus Museum (in the Patrick Theatre), 1251 Wynnton Road, Columbus, Georgia.

     All properly executed proxies will be voted in accordance with the instructions contained thereon, and if no choice is specified, the proxies will be voted FOR the election of all nominees named elsewhere in this Proxy Statement and FOR approval of each other proposal set forth in the Notice of Meeting. Shareholders of record may also submit their proxies via the Internet or by telephone in accordance with the procedures set forth in the enclosed proxy. Any proxy may be revoked by the shareholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company or by submission of a later-dated proxy or subsequent Internet or telephonic proxy. Shareholders who attend the meeting may revoke any proxy previously granted and vote in person.

     This Proxy Statement and the accompanying proxy are being mailed to the shareholders on or about March 18, 2002.

SOLICITATION OF PROXIES

     The Company will pay the cost of soliciting proxies. The Company will make arrangements with brokerage firms, custodians, and other fiduciaries to send proxy materials to their principals, by mail and by means of electronic transmission, and the Company will reimburse them for mailing and related expenses. In addition to solicitation by mail and electronic transmission, certain officers and other employees of the Company, who will receive no compensation for their services other than their regular compensation, may solicit proxies by telephone and by personal contacts. In addition, the Company has retained Georgeson Shareholder to assist in the solicitation of proxies for a fee of $8,500, plus reimbursement of reasonable out-of-pocket expenses.

PROXY MATERIALS AND ANNUAL REPORT

     Shareholders can access the Company's Notice and Proxy Statement, and Annual Report via the Internet on the AFLAC Investor Relations Web site at http://www.aflac.com/investor_relations/financial_reports_aq.asp. For future shareholder meetings, the Company's registered shareholders can further save the Company expense by electing to access their Proxy Statement, Annual Report, and other mailings by accessing their account online through aflinc. If you choose this option, you will, prior to each shareholder meeting, receive your proxy in the mail, along with a notice of the meeting and instructions for voting by mail, telephone, or the Internet.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

In accordance with a notice sent in November of last year to eligible shareholders who share a single address, the Company is sending only one Annual Report and one Proxy Statement to the shareholders who consented to householding. However, if a registered shareholder residing at such an address wishes to receive a separate Annual Report or Proxy Statement, he or she may phone Shareholder Services at 1-800-235-2667, or write via e-mail to shareholder@aflac.com, or write to AFLAC Incorporated, Shareholder Services, 1932 Wynnton Road, Columbus, GA 31999. If you are a registered shareholder who receives multiple copies of the Company's Annual Report or Proxy Statement, you can request householding by contacting Shareholder Services in the same manner. If you own the Company's shares through a bank, broker, or other holder of record, you can request householding by contacting the holder of record.

DESCRIPTION OF VOTING RIGHTS

     In accordance with the Company's Articles of Incorporation, shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to 10 votes per share. Any transferee of a share of Common Stock where such share was transferred to the transferee by gift, devise, or bequest, or otherwise through the laws of inheritance, descent, or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust for such beneficiary, is deemed to be the same beneficial owner as the transferor. Shares acquired as a direct result of a stock split, stock dividend, or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the issued dividend shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

     Shares of Common Stock held in "street" or "nominee" name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. Shareholders desiring to rebut this presumption should complete and execute the affidavit appearing on the reverse side of their proxy. The Board of Directors reserves the right to require evidence to support the affidavit.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Holders of record of Common Stock at the close of business on February 27, 2002, will be entitled to vote at the meeting. At that date, the number of outstanding shares of Common Stock entitled to vote was 517,251,303. According to the Company's records, this represents the following voting rights:

432,215,314	Shares	@	1	Vote Per Share	=	432,215,314	Votes
85,035,989	Shares	@	10	Votes Per Share	=	850,359,890	Votes
517,251,303	Shares			Total		1,282,575,204	Votes
=========						==========

     Shareholders with one vote per share shown above can rebut the presumption that they are entitled to only one vote as outlined in "Description of Voting Rights" above. If all of the outstanding shares were entitled to 10 votes per share, the total votes available would be 5,172,513,030. However, for the purposes of this Proxy Statement, it is assumed that the total votes available to be cast at the meeting will be 1,282,575,204.

     The holders of a majority of the voting rights entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of such business as shall come before the meeting. Directors are elected by an affirmative vote of a plurality of voting rights cast. In the case of the election of directors, under applicable Georgia law, in tabulating the vote, votes withheld will be disregarded and will have no effect on the outcome of the vote. Approval of all other matters to be considered at the meeting requires the affirmative vote of holders of a majority of the voting rights present in person or represented by proxy at the meeting. Broker-non-votes and abstentions are counted as "shares present" at the meeting in determining whether a quorum exists. Broker-non-votes, if any, have the effect of votes to withhold authority in connection with the election of directors while broker-non-votes, if any, and abstentions have the effect of votes against other proposals at the meeting.

     No person, as of February 27, 2002, was the owner of record or, to the knowledge of the Company, beneficially owned 5% or more of the outstanding shares of Common Stock or of the available votes of the Company other than as shown below:

Name and		Amount of			Percent
Address of	Title of Class	Beneficial Ownership		Percent	of
Beneficial	________________	______________________________		of	Available
Owner	Common Stock	Shares	Votes	Class	Votes
__________________	________________	__________	_________	_______	______

Daniel P. Amos*	10 Votes Per Share	11,780,698	117,806,980
1932 Wynnton Road	1 Vote Per Share	2,207,766	2,207,766
Columbus, GA 31999
		13,988,464	120,014,746	2.7	9.2
		========	=========

     (*) See footnotes 2 and 3, page 6.

1. ELECTION OF DIRECTORS

     The Company proposes that the following seventeen individuals be elected to the Board of Directors of the Company. The persons named in the following table have been nominated by the Nominating Committee of the Board of Directors for election as Directors and, if elected, are willing to serve as such until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. It is intended that the persons named in the accompanying proxy, or their substitutes, will vote for the election of these nominees (unless specifically instructed to the contrary). However, if any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, and in consequence another nominee is designated, the persons named in the proxy, or their substitutes, will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominees. The Board of Directors has no reason to believe that any of the persons nominated will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
OF EACH OF THE BELOW-LISTED NOMINEES AS DIRECTORS.

The following information is provided with respect to the nominees:

Name	Principal Occupation (1)	Age	Year First Elected	Shares of Common Stock Beneficially Owned on February 27, 2002 (2) (3)	Percent of Outstanding Shares	Voting Rights on February 27, 2002 (2)	Percent of Available Votes
__________________________________________________________________________________________________________________________________________________________
Daniel P. Amos	Chairman, the Company and AFLAC, ** since May 2001; Chief Executive Officer, the Company and AFLAC; President, the Company until May 2001; President, AFLAC; Director, Southern Company, Atlanta, GA; Director, Synovus Financial Corp., Columbus, GA	50	1983	13,988,464	2.7	120,014,746	9.2

J. Shelby Amos, II	Alabama/West Florida State Sales Coordinator, AFLAC	49	1983	1,420,448.3		14,201,067	1.1

Michael H. Armacost	President, The Brookings Institution, Washington D.C.; Director, Applied Materials, Inc., Santa Clara, CA; Director, TRW, Inc., Cleveland, OH; Former U.S. Ambassador to Japan	64	1994	72,350	*	723,500.1

Kriss Cloninger, III	President, the Company, since May 2001; Chief Financial Officer, the Company and AFLAC	54	2001	883,808.2		6,525,605.5

Joe Frank Harris	Distinguished Executive Fellow, Georgia State University, Atlanta, GA; Chairman of the Board, Harris Georgia Corp., Cartersville, GA; Director, Bankhead Enterprises, Inc., Atlanta, GA; Former Governor of the State of Georgia	66	1991	167,498	*	1,674,980.1

Name	Principal Occupation (1)	Age	Year First Elected	Shares of Common Stock Beneficially Owned on February 27, 2002 (2) (3)	Percent of Outstanding Shares	Voting Rights on February 27, 2002 (2)	Percent of Available Votes
___________________________________________________________________________________________________________________________________________________________
Elizabeth J. Hudson	Sr. Vice President, Communications, National Geographic Society, Washington D.C., since September 2000; Sr. Vice President, Corporate Communications, iVillage, Inc., New York, NY, from June 1999 until August 2000; Director, Spencer Stuart, from January 1998 until May 1999; Senior Vice President, Corporate Communications, The Reader's Digest Association, Inc., from May 1996 until December 1997	52	1990	170,700	*	1,707,000.1

Kenneth S. Janke, Sr.	Chairman, National Association of Investors Corp. (NAIC), Madison Heights, MI, since February 2002; President, Chief Executive Officer, NAIC, until February 2002; President and Director, NAIC Growth Fund, Madison Heights, MI	67	1989	186,759	*	1,802,954.1

Robert B. Johnson	Executive Vice President, BICO Inc., Washington, D.C., since February 2001; Assistant to the President of the United States, Washington, D.C., until February 2001; Chairman, One America Foundation, Washington, D.C.	57	(4)	655	*	655	*

Charles B. Knapp	Partner, Heidrick & Struggles, since January 2000; Senior Fellow, Associations of Governing Boards of Universities and Colleges, from August 1999 until January 2000; President, Aspen Institute, Washington, D.C., from July 1997 until June 1999; President, The University of Georgia, Athens, GA, until July 1997	55	1990	106,000	*	1,060,000.1

Name	Principal Occupation (1)	Age	Year First Elected	Shares of Common Stock Beneficially Owned on February 27, 2002 (2) (3)	Percent of Outstanding Shares	Voting Rights on February 27, 2002 (2)	Percent of Available Votes
___________________________________________________________________________________________________________
Takatsugu Murai	Senior Managing Director, The Dai-Ichi Kangyo Bank Ltd., Tokyo, Japan, since May 1998; Managing Director, The Dai-Ichi Kangyo Bank Ltd., from May 1997 until April 1998; Head, London Branch, The Dai-Ichi Kangyo Bank Ltd., from May 1995 until April 1997; Director, The CIT Group, Inc., Livingston, NJ, until June 2001	58	2000	3,008,000.6		30,008,000	2.3

Yoshiki Otake	Chiarman, AFLAC Japan; Vice Chairman, AFLAC International, Inc.	62	1986	849,311.2		8,457,173.7

E. Stephen Purdom	Retired, Executive Vice President, AFLAC; Retired Medical Director, Columbus Clinic, Columbus, GA; Retired Director, Trust Company Bank, Columbus, GA	54	1987	254,040	*	2,381,604.2

Barbara K. Rimer	Director, Cancer Control and Population Sciences, National Cancer Institute, Bethesda, MD, since December 1997; Professor and Director, Cancer Control Research, Duke Comprehensive Cancer Center, Durham, NC, until December 1997	53	1995	98,434	*	983,584.1

Marvin R. Schuster	Chairman of the Board, Schuster Enterprises, Inc., Columbus, GA; (owner of 59 Burger King restaurants in the Southeast); Chief Executive Officer, Schuster Enterprises, Inc., until October 1999; Director, Columbus Bank & Trust and Synovus Trust Companies, Columbus, GA	64	2000	38,000	*	38,000	*

Henry C. Schwob	President, Schwob Realty Company, Columbus, GA; Director, First Union National Bank of Georgia, Atlanta, GA	74	1965	884,035.2		8,815,093.7

Glenn Vaughn, Jr.	Retired Chairman of the Board, Columbus Ledger-Enquirer, Columbus, GA	72	1990	137,019	*	1,332,059.1

Name	Principal Occupation (1)	Age	Year First Elected	Shares of Common Stock Beneficially Owned on February 27, 2002 (2) (3)	Percent of Outstanding Shares	Voting Rights on February 27, 2002 (2)	Percent of Available Votes
__________________________________________________________________________________________________________________________________________________
Robert L. Wright	Chief Executive Officer, Dimensions International, Alexandria, VA; Chairman, Dimensions International, since July 1999; President, Dimensions International, until June 1999; Director, Riggs Bank, Washington, D.C.	64	1999	27,000	*	27,000	*
(*)	Percent not listed if less than .1%
(**)	American Family Life Assurance Company of Columbus (AFLAC) is a wholly owned subsidiary of the Company.

(1)	Unless specifically noted, the respective Director or nominee has held the occupation for at least five years.

(2)

Includes options to purchase shares (and available votes), which are exercisable within 60 days, for Daniel P. Amos, 3,927,082 (22,524,826); J. Shelby Amos, II, 100,000 (1,000,000); Michael H. Armacost, 44,000 (440,000); Kriss Cloninger, III, 682,112 (4,571,120); Joe Frank Harris, 100,000, (1,000,000); Elizabeth J. Hudson, 100,000 (1,000,000); Kenneth S. Janke, Sr., 40,000 (400,000); Charles B. Knapp, 100,000 (1,000,000); Takatsugu Murai, 8,000 (8,000); Barbara K. Rimer, 97,550 (975,500); Marvin R. Schuster, 8,000 (8,000); Glenn Vaughn, Jr., 100,000 (1,000,000); and Robert L. Wright, 12,000 (12,000).

(3)	All stock is owned solely and directly by the nominee except as follows:

Daniel P. Amos, 248,377 shares owned by spouse; 6,036,383 shares owned by partnerships of which Mr. Amos is a partner; 1,458,075 shares owned by trusts with Mr. Amos as trustee; 322,361 shares owned by trusts with his wife as trustee; 936,450 shares owned by the Daniel P. and Shannon Amos Foundation, Inc.; and 8,000 shares owned by the Paul S. Amos Family Foundation, Inc. Does not include 23,040 shares owned by a trust with his wife as trustee of which Mr. Amos disclaims beneficial ownership.

J. Shelby Amos, II, 448,411 shares owned by his children with Mr. Amos as trustee; and 41,393 shares owned by a corporation of which Mr. Amos is a controlling shareholder.

Kriss Cloninger, III, 1,705 shares owned by spouse; 50,000 shares owned by partnerships of which Mr. Cloninger is a partner.

Elizabeth J. Hudson, 70,700 shares owned jointly with spouse.

Kenneth S. Janke, Sr., 54,830 shares owned by a trust with Mr. Janke as trustee; 31,867 shares owned by a trust with his wife as trustee; 38,800 shares owned by a partnership of which Mr. Janke is a partner; 20,000 shares owned by the NAIC Growth Fund of which Mr. Janke is president; and 1,262 shares owned by an investment club of which Mr. Janke is a member.

Charles B. Knapp, 6,000 shares owned by spouse.

Takatsugu Murai, 3,000,000 shares owned by The Dai-Ichi Kangyo Bank, Ltd.; Mr. Murai shares the power to vote these shares.

E. Stephen Purdom, 30,200 shares owned by minor child with Mr. Purdom as custodian.

Barbara K. Rimer, 800 shares owned jointly with spouse; and 84 shares owned by spouse.

Henry C. Schwob, 116,353 shares owned by spouse; and 3,263 shares owned by his children with spouse as custodian.

Glenn Vaughn, Jr., 19,083 shares owned jointly with spouse; and 7,579 shares owned by spouse.

(4)	First year nominated.

Daniel P. Amos is the son of Paul S. Amos. J. Shelby Amos, II is the nephew of Paul S. Amos. Daniel P. Amos and J. Shelby Amos, II are cousins. Kenneth S. Janke, Sr. is the father of Kenneth S. Janke Jr., an executive officer of the Company. No other family relationships exist among any other executive officers or Directors.

CERTAIN EXECUTIVE OFFICERS

     The following table sets forth, as of February 27, 2002, the number of shares and percentage of outstanding Common Stock beneficially owned by those executive officers listed in the Summary Compensation Table (the "Named Executive Officers") whose information was not provided under the heading "Election of Directors".

Common Stock Beneficially Owned and
Approximate Percentage of Class
as of February 27, 2002

		Percent		Percent
Name	Shares (1)	Of Shares	Votes (1)	of Votes
___________________________________________________________________________________________________________________________________

Paul S. Amos	2,249,071.4		22,190,470	1.7

Joseph P. Kuechenmeister	166,513	*	946,842.1

Hidefumi Matsui	847,294.2		6,202,462.5

All Directors and executive
officers as a group
(33 persons)	29,303,547	5.6	259,051,123	19.4

* Percentage not listed if less than .1%

(1) All stock is owned solely and directly except as follows:

Paul S. Amos, 16,760 shares owned jointly with spouse, 82,692 shares owned by spouse; 2,010,101 shares owned by a partnership of which Mr. Amos is a partner; and 8,000 shares owned by the Paul S. Amos Family Foundation, Inc.

Joseph P. Kuechenmeister, 67,621 shares owned jointly with spouse.

Includes options to purchase shares (and available votes), which are exercisable within 60 days, for Joseph P. Kuechenmeister, 83,454 (384,540); Hidefumi Matsui, 700,000 (4,750,000) and all Directors and executive officers as a group 7,954,637 (53,290,940).

BOARD AND COMMITTEE MEETINGS AND DIRECTORS' COMPENSATION

     During 2001, the Board of Directors met five times, and all Directors attended more than 75% of the meetings of the Board and of the Board Committees on which they served, except M. Delmar Edwards, M.D.

THE AUDIT COMMITTEE

     The Audit Committee, which met four times during 2001, is charged with the duties of assuring that proper guidelines are established for the dissemination of financial information; meeting periodically with, and reviewing recommendations of, the Company's independent and internal auditors; meeting periodically with management with respect to the Company's system of internal controls and accounting systems used by the Company; determining that no restrictions are placed on the scope of the examination of the financial statements by the independent auditors; reviewing consolidated financial statements; and performing any other duties or functions deemed appropriate by the Board. The Committee also recommends to the Board of Directors the appointment of the Company's principal independent auditors. At least annually, the Committee reviews the services performed and the fees charged by the independent auditors.

     The independent auditors have direct access to the Audit Committee and may discuss any matters that arise in connection with their audits, the maintenance of internal controls, and any other matters relating to the Company's financial affairs. The Committee may authorize the independent auditors to investigate any matters that the Committee deems appropriate and may present its recommendations and conclusions to the Board.

Audit Committee Report

     The Audit Committee of the Company's Board of Directors is composed of three directors, each of whom is independent as defined by New York Stock Exchange listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

     Management has the primary responsibility for the Company's financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards in the United States and to issue a report thereon. The Audit Committee has general oversight responsibility to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee has met with management and the independent auditors to review and discuss the Company's audited consolidated financial statements for the year ended December 31, 2001. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the independent auditors the independent auditor's independence.

     Based upon the Audit Committee's discussions with management and the independent auditors, as set forth above, and the Audit Committee's review of the representations of management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Audit Committee

J. Kyle Spencer, Chairman
Marvin R. Schuster
Robert L. Wright

THE NOMINATING COMMITTEE

     The Nominating Committee met once during 2001 to recommend nominees for election as Directors at the Annual Meeting of Shareholders. The members of the Nominating Committee are Mr. Kenneth S. Janke, Sr., Dr. Barbara K. Rimer, and Mr. Daniel P. Amos. The Committee will consider as potential nominees persons recommended by shareholders in accordance with the procedures set forth in the Company's Bylaws. The Company's Bylaws provide that a shareholder nominating persons for election to the Board, in general, must give notice thereof in writing to the Secretary of the Company not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.

DIRECTORS' COMPENSATION

     Directors who also serve as officers and employees of the Company or its subsidiaries are not entitled to compensation as Board members. All other Directors of the Company receive $30,000 annually for service as such. A Director serving on one or more committees of the Company receives an additional $7,200 annually for that service. Each Director also receives $2,000 for attendance at each meeting of the Board of Directors. In addition, the chairmen of the Compensation and Audit Committees receive annually $10,000 and $12,000, respectively.

     During 2001, Mr. Henry C. Schwob received $48,237 for providing consulting services to AFLAC's Investment Committee.

     Directors who are not also employees of the Company or its subsidiaries have been granted non-qualified stock options pursuant to the Amended 1985 Stock Option Plan (the "1985 Plan") and the 1997 Stock Option Plan (the "1997 Plan"). The exercise price for the options is the fair market value of the Common Stock on the date of grant. Pursuant to amendments to the 1985 Plan approved by shareholders at the 1994 annual meeting, each new non-employee director, including any advisory director, was granted an option to purchase 10,000 shares of Common Stock as of the earlier of the date such individual was appointed to the Board or the date of the first annual meeting of shareholders at which such Director was elected to the Board. In addition to grants from the 1985 Plan, the 1997 Plan, approved by shareholders at the 1997 annual meeting, provides for two automatic grants of 10,000 shares each as of August 1, 1997, and August 1, 2002, as well as the first-time grant to newly appointed or elected non-employee directors. Options granted to each non-employee director will become exercisable in cumulative installments of 20% of the shares of Common Stock covered thereby as of the date of the grant, and an additional 20% as of each of the next four anniversaries of the date of the option grant to the extent the non-employee director continues to be a director as of that date, provided, however, that upon cessation of service by reason of retirement, a non-employee director will become immediately vested in all outstanding options that have not yet expired. The exercise price of all shares of Common Stock subject to options granted to non-employee directors will be 100% of the fair market value of such shares as of the date of grant.

     The Company maintains a retirement plan for non-employee directors who have attained age 55 and completed at least five years of service as a non-employee director. The annual benefit paid to a non-employee director upon retirement (or to his or her spouse in the event of death prior to retirement or prior to completion of payments under the plan) is equal to the director's compensation in the twelve months preceding retirement, including retainer and regular Board member fees, but excluding committee fees, paid for a period of time equal to the number of completed years served as a non-employee director. Effective 2002, newly elected non-employee directors will not be eligible for participation in this plan.

COMPENSATION COMMITTEE REPORT

      This report on the compensation policies, components and decisions of the Company for 2001 with respect to the Company's executive officers is presented by the Compensation Committee of the Company, consisting of Governor Joe Frank Harris, Chairman of the Compensation Committee, Mr. Glenn Vaughn, Jr., and Dr. M. Delmar Edwards. All such members of the Compensation Committee are outside Directors as defined by Section 162(m) ["Section 162(m)"] of the Internal Revenue Code of 1986 as amended (the "Code"). The function of the Compensation Committee is to approve current compensation arrangements for executive officers of the Company who are also members of the Board of Directors, including among the Named Executive Officers, Messrs. Daniel P. Amos, Paul S. Amos (until his retirement effective May 7, 2001), Yoshiki Otake, Kriss Cloninger, III, and Hidefumi Matsui. The Compensation Committee determines all aspects of compensation for executive officers, including executive officers who are members of the Board, with respect to stock options, and under the Company's Management Incentive Plan with respect to all executive officers (as defined therein and including the Named Executive Officers, other than Mr. Joseph P. Kuechenmeister, who does not participate in that plan). Other compensation decisions for executive officers are made by the Chief Executive Officer, Mr. Daniel P. Amos. The Compensation Committee met a total of seven times over the past fiscal year.

Compensation Policies and Goals

     The Company's goal is to retain, motivate, and reward management of the Company through its compensation policies and awards, while aligning their interests more closely with those of the Company and its shareholders. With respect to the retention of management, the Company seeks to attract and retain the highest caliber of management by offering, in addition to other intangible non-monetary benefits, total compensation that is comparable to that offered by its competitors. The Company believes that it is also important to provide compensation components that accrue to the benefit of and provide security to its management over the long term, such as pension benefits, to promote the retention of management. To align the interest of management more closely with that of the Company and to motivate and reward individual initiative and effort, the Company seeks to promote performance-based compensation so that contribution to the Company as a whole, as well as the attainment of individual performance goals, is rewarded. Through the use of performance-based plans that reward attainment of division or Company goals, the Company seeks to foster an attitude of teamwork, and the use of tools like equity ownership is important to ensure that the efforts of management are consistent with the objectives of shareholders. Through the use of stock options, the Company seeks to promote increased equity ownership by management in the Company.

Compensation Components

     At present, the compensation of the executive officers of the Company consists of a combination of salary, incentive bonuses, stock options, contributions to or accruals for benefit plans, and participation in various other plans, such as the Company's 401(k) plan, as well as medical and other personal benefits typically offered to executives at large corporations.

     Salaries. In 2001, salaries for executive officers generally were increased at an average rate of 4.5% to reflect both a cost-of-living increase and to recognize the Company's favorable performance in fiscal 2000 (as described below). With respect to Mr. Daniel P. Amos, no change in salary was made, despite the findings of reports prepared in 2001 (collectively, the "Consultant Report") for purposes of compensation evaluation by an independent compensation consultant (the "Consultant") as to the favorable comparative performance of the Company. The Consultant had been retained by the Compensation Committee to evaluate the total compensation of the Company's most highly compensated executives (Mr. Kuechenmeister was excluded), to critique the Company's executive compensation program in relation to data from other companies and to identify trends in executive compensation. The Consultant Report compared the Company with a peer group of 15 generally successful industry-related companies of relative size (generally one-third to three times the Company's revenue size) in the areas of assets and revenues, net income, premium income, earnings per share, return on average equity, return on average assets, and three-year total shareholder return, and found that the Company's performance significantly exceeded that of the peer group on virtually all bottom line and return measures, ranking the Company first in composite performance for the entire calendar year 2000 and second in composite performance in respect of the four fiscal quarters ended September 30, 2000. The comparator insurance companies were identified to the Compensation Committee by the Consultant as appropriate comparators to the Company based on company size and the competitive structure within the insurance industry. The peer group included certain members of the S&P Life and Health Insurance Index, which is one of the indices used in the Company's "Stock Performance Graph" (see page 14), but also includes a broader group of companies, including those historically viewed by the Company as its most direct competitors.

     Despite the Company's superior comparative performance, in light of limits on tax deductibility for executive compensation under Section 162(m) and the desire to emphasize stock compensation in lieu of cash compensation, the Compensation Committee determined that a salary increase for Mr. Daniel P. Amos at this time was not appropriate. Instead, the decision was made to maintain Mr. Daniel P. Amos' salary constant at the level at which it has been since 1996 and to continue the emphasis on long-term equity compensation in his overall compensation through the use of stock option grants (described below) as additional compensation. Consistent with the Consultant's recommendation, the 2001 annual salary for Mr. Paul S. Amos was increased by 20% based on the Company's comparative superior performance in 2000 and the desire to adequately compensate him for his value to the Company since its founding during his last year as an officer of the Company. This would also have the intended effect of increasing his retirement benefit. In light of Mr. Paul S. Amos' approaching retirement, the Compensation Committee determined that a salary increase rather than long-term compensation was appropriate, despite the deductibility considerations of Section 162(m). Mr. Yoshiki Otake's salary was increased by 3.5%, plus an additional amount of $32,400 (to compensate him for a change in the Company's policies to eliminate any Board fees being paid to officer directors).

     Bonuses. Under the Company's Management Incentive Plan for 2001, target cash bonuses in an amount equal to 15% to 120% of salary, with respect to the Company and its subsidiaries' executive officers generally, and with respect to Messrs. Daniel P. Amos and Paul S. Amos, pursuant to their employment agreements, are paid on the basis of the attainment of target annual performance goals for the Company and, generally speaking, personal goals. None of the Named Executive Officers participating in the Plan, however, have personal goals. In the event that specified performance goals are achieved, Messrs. Daniel P. Amos and Paul S. Amos, may earn up to 180% (140%, 76% and 162%, respectively, for Messrs. Kriss Cloninger, III, Yoshiki Otake and Hidefumi Matsui) of salary as a cash bonus. The establishment of the percentage of salary that such bonus may constitute upon the attainment of target goals was based on the recognition by the Compensation Committee that the bonus goals are set very aggressively, that such performance-based compensation should account for a substantial proportion of the total compensation for participating executives of the Company, and with respect to Mr. Daniel P. Amos, the limitations on his salary under Section 162(m) which have resulted in an increase in the proportion of his compensation based on performance of the Company.

     The performance goals are established on the basis of recommendations by management, and the awards, if attained, are paid in the following year. With respect to 2001, the Compensation Committee established Company performance goals for executive officers, including the Chief Executive Officer, based on, among other things, operating earnings per share (excluding effects of currency fluctuations), premium income, increases in new sales, operating expense controls, pretax operating earnings, and, in the case of most executive officers other than the Named Executive Officers, personal goals. (In connection with compliance with Section 162(m), the Compensation Committee deemed it appropriate that the bonus components of the Named Executive Officers were based on objective Company performance goals rather than more subjective personal goals.) With respect to Messrs. Daniel P. Amos, and Paul S. Amos, 50% of the target award was attributed to the earnings-per-share goal, while the other Company performance goals account for the remainder of their total possible awards in varying increments. With respect to Mr. Kriss Cloninger, III, 53% of his target award is attributed to the earnings per share goal with other Company performance goals accounting for the remainder of his total possible award in varying increments. With respect to Messrs. Yoshiki Otake and Hidefumi Matsui, 10% of their target award is attributed to the earnings per share goal while other Company performance goals account for the remainder of their total possible award in varying increments. With respect to each Company performance goal, a minimum, target, and maximum performance level is specified, the attainment of which determines the amount paid with respect to each performance goal, except for the earnings-per-share goal, under which benefits are paid at one specified level, but only if target performance is attained or exceeded. The bonus percentage is increased, subject to a specified maximum percentage, or decreased to the extent the Company performance levels vary from target levels. Payment on attainment of any particular performance goal may occur independently of (i.e., is not contingent upon) attainment of any other performance goal. For the year ended December 31, 2001, Messrs. Paul S. Amos, Daniel P. Amos, and Kriss Cloninger, III achieved bonus levels over the target bonus levels but below maximum bonus levels, reflecting the fact that Company performance levels generally exceeded target levels. Messrs. Otake and Matsui achieved bonus levels slightly below target bonus levels.

     Other Benefits and Actions. The Company maintains (i) its 1985 and 1997 Plans pursuant to which officers and other employees are or have been granted options to purchase Company stock; (ii) its Retirement Plan for senior officers (the "Retirement Plan"), which provides lifetime retirement and medical benefits to plan participants; (iii) its Executive Deferred Compensation Plan, a non-qualified contributory benefit plan for officers; and (iv) its Supplemental Executive Retirement Plan (the "SERP") for certain key executives of the Company and certain subsidiaries who do not participate in the Retirement Plan, which provides for certain pension benefits in the event of termination (other than for cause), upon death, at or after age 55, or in certain change-in-control situations. Certain Named Executive Officers are participants in the Retirement Plan or in the SERP, but not both. The executive officers of the Company may also participate in the Company's nondiscriminatory 401(k) plan and a noncontributory defined benefit pension plan covering substantially all employees.

     The Compensation Committee approved a one-time retirement award of $658,885 to Mr. Paul S. Amos to achieve a desired increased pension benefit (as calculated in accordance with the Retirement Plan) in recognition of Mr. Paul Amos' participating in the founding of the Company, his distinguished career of more than 47 years with the Company and his overall lifetime contribution to the Company's success.

     At Mr. Daniel P. Amos' request, the Compensation Committee modified the Company's compensation program for Directors to provide, effective with the 2001 Annual Meeting of Shareholders, that Directors who are officers of the Company will not receive any compensation for service as a member of the Board of Directors. This has the effect of reducing Mr. Daniel P. Amos' total compensation for the years 2001 and beyond.

     In its evaluation of executive compensation, the Consultant Report recommended that Mr. Daniel P. Amos' salary should remain at the same level as for the preceding year. The Consultant Report also noted that, even though the Company's performance was superior when compared with the comparison group, total direct compensation for the Company's highest paid executives is generally below the median for the peer companies. To address this and on the recommendation of Consultant Report, in 2001 the Compensation Committee approved option grants exercisable for a total of 1,334,100 shares of Common Stock under the 1997 Plan to executive officers of the Company, including two option grants exercisable for a total of 842,100 shares (as adjusted for stock split) to Mr. Daniel P. Amos and two option grants exercisable for a total of 182,000 shares for Mr. Kriss Cloninger, III. A grant exercisable for 25,000 shares was also made to Mr. Joseph P. Kuechenmeister. All option grants were made with an exercise price equal to fair market value on the dates of grant. The award to Mr. Amos reflects the Compensation Committee's decision to shift a greater portion of his compensation to long-term stock-based compensation as well as (a) the Company's comparative superior performance in 2000, (b) the Compensation Committee's decision not to increase Mr. Daniel P. Amos' salary in 2001, (c) the fact that compensation in the form of stock options contains a higher level of risk to the executive (compared with a cash salary increase), (d) the Consultant Report finding that the total direct compensation levels for Mr. Amos should be at or above the 75% percentile for compensation for peer companies, in keeping with the Company's performance success, and (e) Mr. Daniel P. Amos' option exercises over the past year and the desire to maintain Mr. Daniel P. Amos' equity position in the Company (given that the Company does not provide for an automatic reload of options upon exercise).

     The Compensation Committee believes that the executive compensation policies serve the best interests of the shareholders and the Company. The bonus and stock option components of compensation for Company executives are intended to be directly related to and commensurate with Company performance.

     In connection with making decisions on executive compensation, the Compensation Committee will take into account, as one of the factors which it considers, the provisions of Section 162(m), which limits the deductibility by the Company of certain categories of compensation in excess of $1,000,000 paid to certain executive officers. The Compensation Committee may determine (and, as described above, has determined), to authorize compensation arrangements that exceed the $1,000,000 deductibility cap imposed by Section 162(m). In this connection, the 1985 Plan, the 1997 Plan, and the Management Incentive Plan presently conform to the requirements of Section 162(m) so that stock option grants and Management Incentive Plan awards are performance-based and not subject to the deduction limitation contained in Section 162(m).

Compensation Committee

Governor Joe Frank Harris - Chairman
M. Delmar Edwards
Glenn Vaughn, Jr.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long-Term Compensation Awards
		__________________________________			__________________________________
					Awards		Payouts
		__________________________________			__________________________________

				Other	Restricted	Securities
Name and				Annual	Stock	Underlying	LTIP	All Other
Principal Position	Year	Salary	Bonus	Compensation	Award(s)	Options	Payouts	Compensation
		($) (1)	($) (2)	($) (3)	($)	(#)	($)	($) (4)
____________________	____	_______	______	_________	______	_______	______	_______
Daniel P. Amos	2001	995,000	1,481,754	158,184	-0-	842,100	-0-	6,342
Chairman and CEO	2000	995,000	1,626,825	172,898	-0-	760,000	-0-	4,299
	1999	995,000	1,605,930	159,543	-0-	760,000	-0-	5,988

Paul S. Amos	2001	1,758,707	2,636,027	128,202	-0-	-0-	-0-	663,985
Retired Chairman	2000	1,424,875	2,299,080	129,499	-0-	-0-	-0-	180
(retired May 7, 2001)	1999	1,357,026	2,162,508	91,721	-0-	-0-	-0-	195

Joseph P. Kuechenmeister	2001	262,000	2,296,035	38,713	-0-	25,000	-0-	5,550
Sr. Vice President,	2000	262,000	1,514,151	30,249	-0-	60,000	-0-	3,611
Director of Sales and	1999	262,000	885,293	26,567	-0-	-0-	-0-	6,105
Marketing, AFLAC U.S.

Kriss Cloninger, III	2001	608,333	692,623	57,818	-0-	182,000	-0-	6,342
President and CFO	2000	500,000	638,125	24,340	-0-	200,000	-0-	4,731
	1999	475,000	598,738	34,498	-0-	-0-	-0-	6,723

Yoshiki Otake	2001	787,585	278,734	9,467	-0-	-0-	-0-	24,569
Chairman, AFLAC Japan	2000	832,607	445,653	32,400	-0-	-0-	-0-	27,059
	1999	757,459	464,712	35,600	-0-	-0-	-0-	25,683

Hidefumi Matsui	2001	447,334	346,559	-0-	-0-	-0-	-0-	15,815
President, AFLAC Japan	2000	480,200	514,055	-0-	-0-	100,000	-0-	15,923
	1999	413,048	506,822	-0-	-0-	-0-	-0-	15,172

(1)	Mr. Paul S. Amos is entitled to his full annual compensation in the year in which he retires. Includes, $1,424,875 and $1,357,026 deferred salary in 2000 and 1999, respectively, for Mr. Paul S. Amos.

(2)

Includes for all Named Executive Officers, other than Mr. Joseph P. Kuechenmeister, cash bonuses paid in 2000, 2001, and 2002 under the Management Incentive Plan and other cash bonus payments. Includes as to Mr. Joseph P. Kuechenmeister marketing bonus for services rendered during 2001, 2000 and 1999, of which $688,811, $302,830, and $177,059 was deferred in 2002, 2001 and 2000, respectively. Mr. Kuechenmeister's bonus is calculated based on the increase in inforce premium and new annualized premium sales in the United States. Includes cash bonuses for services rendered during 1999, of which $2,145,548 was deferred in 2000, for Mr. Paul S. Amos.

(3)

Includes consulting services of $73,455, $64,807, and $49,520 in 2001, 2000, and 1999 for Mr. Daniel P. Amos and $37,455 in 2001 for Mr. Paul S. Amos. Includes Board and Committee fees of $9,467, $32,400, and $33,733, in 2001, 2000, and 1999, respectively, for Mr. Daniel P. Amos and Mr. Paul S. Amos. Effective with the 2001 Annual Meeting, Directors who are also officers of the Company are not compensated for Board service. Includes aircraft expenses of $41,003 in 2001 for Mr. Kriss Cloninger, III.

(4)

Includes one-time retirement award of $658,885 in 2001 for Mr. Paul S. Amos. Includes premiums paid in 2001 for term life insurance in the amount of $1,242, $450, $1,242, $24,569 and $15,815 for Mr. Daniel P. Amos, Mr. Joseph P. Kuechenmeister, Mr. Kriss Cloninger, III, Mr. Yoshiki Otake, and Mr. Hidefumi Matsui respectively, and Company-matching contributions to the 401(k) retirement plan in the amount of $5,100 for each of Mr. Daniel P. Amos, Mr. Paul S. Amos, Mr. Joseph P. Kuechenmeister, and Mr. Kriss Cloninger, III. Includes premiums paid in 2000 for term life insurance in the amount of $810, $122, $1,242, $27,059, and $15,923 for Mr. Daniel P. Amos, Mr. Joseph P. Kuechenmeister, Mr. Kriss Cloninger, III, Mr. Yoshiki Otake, and Mr. Hidefumi Matsui, respectively, and Company-matching contributions to the 401(k) retirement plan in the amount of $3,489 for each of Mr. Daniel P. Amos, Mr. Joseph P. Kuechenmeister, and Mr. Kriss Cloninger, III and $180 for Mr. Paul S. Amos. Includes premiums paid in 1999 for term life insurance in the amount of $1,188, $1,305, $1,923, $25,683, and $15,172, for Mr. Daniel P. Amos, Mr. Joseph P. Kuechenmeister, Mr. Kriss Cloninger, III, Mr. Yoshiki Otake, and Mr. Hidefumi Matsui, respectively, and Company-matching contributions to the 401(k) retirement plan in the amount of $4,800 for each of Mr. Daniel P. Amos, Mr. Joseph P. Kuechenmeister, and Mr. Kriss Cloninger, III, and $195 for Mr. Paul S. Amos. Prior to being employed as Director of Marketing, Mr. Joseph P. Kuechenmeister was associated with AFLAC on a commission-only basis and is entitled to vested renewal commissions on insurance policies previously sold. Mr. Kuechenmeister received $41,075, $43,677, and $45,768, not included above, on annualized premiums of $3,488,662, $3,684,118, and $3,908,202 for the years 2001, 2000, and 1999, respectively.

STOCK PERFORMANCE GRAPH

     The following graph compares the five-year performance of the Company's Common Stock to the Standard & Poor's 500 Index (S&P 500), and the Standard & Poor's Life and Health Insurance Index (S&P Life and Health). The Standard & Poor's Life and Health Insurance Index includes: AFLAC Incorporated, Conseco, Inc., Jefferson-Pilot Corp., John Hancock Financial Services, Inc., Lincoln National Corp., Metlife Incorporated, Torchmark Corp., and UnumProvident Corp. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1996, and that all dividends were reinvested.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Among AFLAC Incorporated, S&P 500 Index and the S&P Insurance (Life/Health) Index
DOLLARS
400
350
300
250
200
150
100
50
0
12/96
12/97
12/98
12/99
12/00
12/01
AFLAC INCORPORATED
S&P 500
S&P INSURANCE (LIFE/HEALTH)

Performance Graph Index
DECEMBER 31

	1996	1997	1998	1999	2000	2001
AFLAC Incorporated	100	121	209	226	348	238
S&P 500	100	133	171	208	189	166
S&P Life and Health	100	125	132	114	129	119

     (All performance data provided by Research Data Group, Inc., San Francisco, CA 94107)

RETIREMENT PLANS FOR KEY EXECUTIVES

     Participants in the Retirement Plan receive full compensation for the first 12 months after retirement. Thereafter, the participants may elect to receive annual lifetime retirement benefits equal to 60% of their final compensation, or 54% of such compensation with 1/2 of such amount to be paid to their spouses for a specified period after death of the participant. Final compensation is deemed to be the higher of (i) the compensation paid during the last 12 months of active employment with the Company, or (ii) the highest compensation received in any calendar year of the last three years preceding the date of retirement. Compensation under this plan is defined to be base salary plus bonus. All benefits are subject to annual cost-of-living increases as the Compensation Committee may approve. Retired participants and their spouses are also entitled to receive full medical expense benefits for their lifetimes. The benefits payable under the plan are not subject to Social Security or defined benefit pension plan offsets.

     Generally, no benefits are payable until the participant accumulates 10 years credited service at age 60 or 20 years credited service. Reduced benefits may be paid to a participant who retires (other than for disability) before age 65 with less than 20 years credited service.

     Mr. Daniel P. Amos and Mr. Paul S. Amos are covered by this plan. Mr. Daniel P. Amos and Mr. Paul S. Amos have 28 and 47 years, respectively, of credited service.

     Although Mr. Yoshiki Otake does not participate in the Retirement Plan, AFLAC has entered into a similar agreement with
Mr. Otake. Mr. Otake has 27 years of credited service.

Retirement Plan for Senior Officers Table
(all $ in thousands)
Years of Service
	_________________________________________________________________________________
COMPENSATION	20	25	30	35
____________________	____________	_____________	______________	_____________
$1,000	$ 600	$ 600	$ 600	$ 600
1,500	900	900	900	900
2,000	1,200	1,200	1,200	1,200
2,500	1,500	1,500	1,500	1,500
3,000	1,800	1,800	1,800	1,800
3,500	2,100	2,100	2,100	2,100
4,000	2,400	2,400	2,400	2,400
4,500	2,700	2,700	2,700	2,700
5,000	3,000	3,000	3,000	3,000

     The Company maintains the SERP for certain key executives of the Company and its subsidiaries who do not participate in the Retirement Plan. Participation in the SERP is limited to key employees of the Company (and its subsidiaries) designated by the Board of Directors of the Company from time to time. Participants generally must be employed with the Company or a subsidiary at age 55, and with respect to participants who began participating in the SERP after August 11, 1992, must also complete at least 15 years of employment with the Company or a subsidiary and participate in the SERP for at least 5 years to be eligible to receive benefits under the SERP. In the case of certain participants who terminate employment before age 55 but who continue to provide services to the Company pursuant to a consulting agreement, the Chief Executive Officer may, in his or her discretion, cause service during such consulting period to be credited for benefits eligibility (but not benefit accrual) purposes. The SERP includes a three-tiered benefit formula that provides for a 40% benefit upon retirement between the ages of 55 to 59, a 50% benefit upon retirement between the ages of 60 to 64, and a 60% benefit upon retirement for ages 65 and over. The benefit formula computes benefits using the average of annual compensation for the three consecutive calendar years out of the final ten consecutive calendar years of employment that yields the highest average. Average compensation is calculated using "Annual Compensation," which is defined to include both base salary and bonuses for a calendar year. Under the terms of the plan, all benefit calculations are subject to offset for amounts paid under the Company's defined benefit pension plan.

     Benefits are generally payable in the form of an annuity for the life of the participant. However, a participant may elect a joint and survivor annuity pursuant to which he or she will receive reduced benefits during his or her lifetime and, after his or her death, his or her surviving spouse will receive a monthly benefit equal to 50% of the amount that had been paid to the participant. No benefits are payable to a participant whose employment is terminated before age 55, except as previously described and for certain terminations following a "change in control." If a participant dies after age 55 but before benefits are paid under the plan, his or her spouse will receive a death benefit equal to 50% of the benefits that the participant would have been entitled to receive had he or she retired on the day preceding the date of his or her death. If a participant's employment is terminated for "cause," he or she immediately forfeits all rights and entitlements under the plan. The benefits payable under the plan are not subject to Social Security offset. See "Employment Agreements and Termination of Employment Arrangements" for additional information regarding the SERP.

     Mr. Kriss Cloninger, III participates in the SERP. The estimated annual benefit payable upon a retirement age of 55 for Mr. Cloninger is $441,360.

DEFINED BENEFIT PENSION PLAN

     The Company has a noncontributory defined benefit pension plan covering substantially all U.S. employees who satisfy the eligibility requirements. Benefits are calculated in accordance with the following formula: l% of average monthly compensation times years of credited service not in excess of 25 years, plus .5% of average monthly compensation times years of credited service in excess of 25 years. Participants are eligible to receive normal retirement benefits upon attaining their normal retirement age of 65. Participants with 15 years of credited service are eligible to receive reduced normal retirement benefits upon reaching their early retirement age of 55. A participant can be eligible for full normal retirement benefits when the participant's years of credited service plus attained age equals or exceeds 80. For purposes of the plan, average monthly compensation is deemed to be the participant's highest average compensation during any five consecutive years of service within the 10 consecutive plan years of service immediately preceding retirement. Compensation generally means salaries and annual incentive bonuses. The benefits payable under the plan as amended are not subject to adjustment for Social Security benefits or other offsets. The benefits payable under the plan may be paid monthly over the life of the participant (with joint and survivor options available at reduced rates). The maximum retirement benefit is limited in accordance with section 415 of the Code to $140,000 for 2001. The maximum compensation that may be taken into account in the calculation of retirement benefits is limited in accordance with section 401(a) (17) of the Code to $170,000 for 2001. These limitation amounts for future years will be indexed for cost-of-living adjustments, but only increase when a new $5,000 increment ($10,000, in the case of Section 401(a)(17)) is reached. The following table reflects annual benefits as determined by the above formula.

	Defined Benefit Pension Plan Table

	Years of Service
	____________________________________________________________________________________

Compensation	15	20	25	30	35
___________________	_____________	_____________	_____________	_____________	____________
$ 25,000	$ 3,750	$ 5,000	$ 6,250	$ 6,875	$ 7,500
50,000	7,500	10,000	12,500	13,750	15,000
75,000	11,250	15,000	18,750	20,625	22,500
100,000	15,000	20,000	25,000	27,500	30,000
125,000	18,750	25,000	31,250	34,375	37,500
150,000	22,500	30,000	37,500	41,250	45,000
170,000	25,500	34,000	42,500	46,750	51,000

     Mr. Daniel P. Amos, Mr. Joseph P. Kuechenmeister, and Mr. Kriss Cloninger, III have 28 years, 14 years, and 10 years, respectively, of credited service in the plan.

     Mr. Otake and Mr. Matsui have waived their rights to participate in the Company's retirement or pension plans. See "Employment Agreements and Termination of Employment Arrangements."

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     On August 1, 1993, the Company entered into an employment agreement with Mr. Daniel P. Amos which provided for a three-year term commencing August 1, 1993, with automatic extensions of one-year periods to the term of the agreement occurring on an annual basis beginning August 1, 1994, unless written notice of termination is given prior to such annual extensions. Pursuant to the agreement as currently in effect, Mr. Amos is entitled to receive an annual base salary of $995,000. Mr. Amos' salary has remained constant since 1996.

     The agreement provides that Mr. Amos (referred to hereafter as the "Executive") will continue to participate in the Management Incentive Plan, the Retirement Plan, and the 1997 Plan, and will participate in all other fringe benefit plans applicable to employees generally or provided to senior executives of the Company. The Executive may receive other benefits as determined from time to time by the Compensation Committee.

     Pursuant to the agreement, the Company remains obligated to continue compensation and benefits to the Executive for the scheduled term of the agreement if the employment of the Executive is terminated by the Company without "good cause." If the Executive's employment is terminated by the Company for "good cause", or by the Executive without "good reason," the Company is generally obligated to pay compensation and benefits only to the date of termination (except that the Executive is entitled to benefits under the Retirement Plan if the termination is not for "good cause"). "Good cause" generally means (i) the willful failure by the Executive to substantially perform his management duties for more than 60 days, (ii) intentional conduct by the Executive causing substantial injury to the Company, or (iii) the conviction or plea of guilty by the Executive of a felony crime involving moral turpitude. "Good reason" is defined to include a breach of the agreement, a diminution or change in the Executive's title, duties or authority, or a relocation of the Company's principal offices. Upon voluntary termination without "good reason" or termination by the Company for "good cause," the Executive is prohibited for a two-year period from directly or indirectly competing with the Company.

     The agreement provides that compensation and benefits continue for certain specified periods in the event that the Executive becomes totally disabled. Upon the death of the Executive, his estate is to be paid an amount, payable over a three-year period, equal to the Executive's base salary and any bonus actually paid during the last three years of his life.

     Upon a "change in control" of the Company, the agreement is extended for an additional three-year period. If, following a change in control, the Executive's employment with the Company is terminated by the Company without "good cause," or by the Executive for "good reason," the Company must pay to the Executive, among other payments but in lieu of any further salary payments subsequent to the date of termination, a lump-sum severance payment equal to three times the sum of the Executive's base salary and bonus under the Management Incentive Plan (as paid during periods specified in the agreement).

     A "change in control" is generally deemed to occur when (i) a person or group acquires beneficial ownership of 30% or more of the Common Stock; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of the Board; or (iii) the shareholders approve a liquidation or sale of substantially all of the assets of the Company or certain merger and consolidation transactions.

     Pursuant to an employment agreement between the Company and Mr. Kriss Cloninger, III, as amended, Mr. Cloninger is employed as President and Chief Financial Officer of the Company. The term of the agreement is subject to automatic two-year extensions on an annual basis beginning March 16, 1994, unless written notice that such extension will not occur is given prior to such annual date by either party. Mr. Cloninger is entitled to a base salary per year of $685,000, which shall be increased annually during the term of the agreement and any extensions thereof, as determined by the Compensation Committee. The Company shall also pay Mr. Cloninger, as performance bonus compensation, an amount each year under the Company's Management Incentive Plan.

     Mr. Cloninger will be eligible to participate in all fringe benefit programs applicable to employees generally, and shall receive such other "fringe" or employee benefits (including awards of stock options) as are provided to key executive employees of the Company and that are appropriate to his responsibilities as President and Chief Financial Officer.

    Other material terms of Mr. Cloninger's employment agreement relating to termination, disability, death, and changes in control of the Company are substantially similar to such provisions in Mr. Daniel P. Amos' employment agreement, as described above.

     Mr. Kriss Cloninger, III is a participant in the SERP. Under the plan, as amended, in the event that a participant's employment with the Company is terminated within two years of a "change in control" of the Company other than for death, disability or cause, or a participant terminates his employment during such period for "good reason," the participant becomes 100% vested in his retirement benefits and is entitled to receive a lump-sum amount equal to the actuarial equivalent of the annual retirement benefit to which he would have been entitled had he remained in the employ of the Company until (i) age 55 (in the case of a participant who is not yet 55); (ii) age 60 (in the case of a participant who is at least 55, but not yet 60); or (iii) age 65 (in the case of a participant who is at least 60, but not yet 65), as the case may be. A "change in control" shall generally occur under the same circumstances described as a "change in control" in Mr. Daniel P. Amos' employment agreement. "Cause" shall mean generally (i) the participant's willful failure to substantially perform his duties with the Company (other than that resulting from illness or after a participant gives notice of termination of employment for "good reason") after a written demand for substantial performance is delivered to the participant by the Board or (ii) the willful engaging by the participant in materially injurious conduct to the Company. "Good reason" is defined to include various adverse changes in employment status, duties and/or compensation and benefits following a "change in control." Benefits may be reduced to the extent that they are not deductible by the Company for income tax purposes.

     Pursuant to an employment agreement between AFLAC and Mr. Yoshiki Otake, Mr. Otake is to serve as Chairman of AFLAC Japan (or, upon his removal, the position of a senior officer of AFLAC Japan) through 2004, subject to annual renewals thereafter by the mutual consent of the parties. He is entitled to receive a base salary in 2002 of 100,655,000 yen ($762,827 at the 2001 year-end exchange rate) and is eligible for a short-term management incentive bonus with a target amount of 40% of his base salary. Pursuant to the agreement, Mr. Otake will be considered for salary increases in the same manner and time as the senior executive officers of AFLAC. Mr. Otake also participates in the Company's 1985 and 1997 Plans in the same manner as most AFLAC senior officers and directors.

     Under the agreement, until Mr. Otake reaches 65, where mutual consent to renew the agreement is not obtained but where Mr. Otake remains mentally and physically sound, he is allowed to continue his employment with such stature as deemed appropriate by AFLAC with a starting salary equivalent to 70% of his last salary, subject to annual cost-of-living increases. Mr. Otake has agreed not to engage in any activity competitive with AFLAC while any benefits (including retirement benefits) are being paid to him by AFLAC.

     Pursuant to an employment agreement between AFLAC and Mr. Hidefumi Matsui, Mr. Matsui is to serve as President of AFLAC Japan through 2004, subject to annual renewals thereafter by the mutual consent of the parties. He is entitled to receive a base salary in 2002 of 56,000,000 yen ($424,403 at the 2001 year-end exchange rate) and is eligible for a short-term management incentive bonus with a target amount of at least 35% of his base salary. Pursuant to the agreement, Mr. Matsui will be considered for salary increases in the same manner and time as the senior executive officers of AFLAC. Mr. Matsui also participates in the Company's 1985 and 1997 Plans in the same manner as most AFLAC senior officers and directors.

     Mr. Matsui is eligible for retirement benefits as follows: at age 65, mandatory retirement at 65% of base salary on the day before retirement; from age 55 to age 65, voluntary retirement at 50% of base salary on the day before retirement. All retirement benefits paid above shall be subject to annual cost-of-living type increases proportionate to any such compensation increases granted each year to the most senior officers of AFLAC Japan, or, at the option of AFLAC, by any alternate reasonable index of cost-of-living increases.

     All other material terms of Mr. Matsui's employment agreement are substantially similar to such provisions in Mr. Yoshiki Otake's employment agreement as described above.

OPTION GRANTS IN 2001
Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
___________________________________________________________________________________					____________________________
Name	Number of Securities Underlying Options Granted (#)	Percent of Options Granted to Employees in 2001	Exercise or Base Price ($/Sh)	Expiration Date	IF STOCK AT $41.36 5%($)	IF STOCK AT $65.86 10%($)
________________________	________	__________	_________	__________	____________	_____________

Stock Appreciation	N/A	N/A	N/A	N/A	8,261,000,000	20,933,000,000
for All Shareholders (2)

Daniel P. Amos, CEO (3)	760,000	31.1	29.3438	01/22/11	14,025,160	35,542,510
	82,100	3.3	24.9800	11/13/11	1,289,774	3,268,539
Joseph P. Kuechenmeister (3)	25,000	1.0	24.9800	11/13/11	392,745	995,292
Kriss Cloninger, III (3)	125,000	5.1	26.7850	08/14/11	2,105,618	5,336,049
	57,000	2.3	24.9800	11/13/11	895,458	2,269,266
(1)

The assumed annual rates of stock price appreciation (shown at the assumed rates of 5% and 10% for the option term of 10 years), as required by the Securities and Exchange Commission, are compounded annually and therefore are shown at the compound appreciation rates of 63% and 159%, respectively.

(2)

For "Stock Appreciation for All Shareholders," the potential realizable value is calculated based on $25.39, the average market price of a share of Common Stock on February 27, 2002, and the number of shares outstanding on that date.

(3)	Option grants for Daniel P. Amos, Joseph P. Kuechenmeister, and Kriss Cloninger, III vest at the end of a three-year period from the option grant date.

AGGREGATED OPTION EXERCISES IN 2001
AND OPTION VALUES AS OF DECEMBER 31, 2001
			Number of Securities Underlying Unexercised Options at 12-31-01 (#)		Value of Unexercised In-the-Money Options at 12-31-01 ($)
Name	Shares Acquired on Exercise(#)	Value Realized ($)	__________ Exercisable	__________ Unexercisable	_________ Exercisable	___________ Unexercisable
_____________________	___________	_________	__________	__________	_________	___________

Daniel P. Amos, CEO	407,200	12,500,185	3,927,082	1,095,434	40,930,780	335,820
Joseph P. Kuechenmeister	10,300	203,642	111,354	85,000	1,554,217	204,222
Kriss Cloninger, III	-0-	-0-	682,112	382,000	10,211,705	680,740
Yoshiki Otake	450,000	10,536,855	-0-	-0-	-0-	-0-
Hidefumi Matsui	-0-	-0-	775,000	100,000	12,369,745	340,370

CERTAIN TRANSACTIONS AND RELATIONSHIPS

    Information is provided with respect to executive officers, directors and/or members of their immediate families who were indebted to the Company or its subsidiaries, at any time since January 1, 2001, in excess of $60,000, as follows:

Name (1)	Largest Aggregate Amount Outstanding Since January 1, 2001	Nature of Indebtedness	Rate of Interest	Amount Outstanding as of January 31, 2002
__________________	_______________	____________________	________	______________
Daniel P. Amos	$2,000,000	Term Stock Note(2)	6.00%	$ -0-

Kermitt Cox	$ 19,990	Stock Option Note(3)	4.71%	$ 18,779
	$ 188,098	Stock Option Note(3)	4.71%	$ 187,963
	$ 169,494	Stock Option Note(3)	4.50%	$ 169,427

Kenneth S. Janke Jr.	$ 30,623	Stock Option Note(3)	4.96%	$ 29,852
	$ 87,084	Stock Option Note(3)	4.40%	$ 87,084

Joey M. Loudermilk	$ 97,210	Stock Option Note(3)	5.01%	$ 97,083

Gary Stegman	$ 60,645	Stock Option Note(3)	5.86%	$ 27,262
	$ 285,697	Stock Option Note(3)	4.71%	$ 285,472
(1)	All of the named individuals were executive officers of the Company or one of its subsidiaries during 2001.
(2)	Collateralized note accepted by the Company and secured by stock of the Company.
(3)	Collateralized notes accepted by the Company in payment of stock options exercised.

     J. Shelby Amos, II, a Director of the Company, has been associated with AFLAC since 1973 and presently serves as Alabama/West Florida State Sales Coordinator. In 2001, he earned renewal and first-year commissions of $1,516,310 (before expenses) on collected premiums of $43,549,917.

     In 2001, $191,111 was paid by AFLAC to a corporation of which Maria Theresa Amos Land, the sister of J. Shelby Amos, II, is the sole shareholder. This amount was earned as renewal commissions before expenses, on collected premiums of $7,036,197 by W. Donald Land, the deceased husband of Maria Theresa Amos Land, who served as Florida State Sales Coordinator with AFLAC from 1975 until May 1990.

     In 2001, $150,072 was paid by AFLAC to John William Amos, the son of J. Shelby Amos, II. This amount was earned as renewal and first year commissions before expenses, on collected premiums of $915,595. John William Amos serves as a Georgia District Sales Coordinator.

     State Sales Coordinators are not salaried employees but are compensated on a commission basis and are required to pay their own expenses including travel, office expenses, incentives for District and Regional Sales Coordinators and Associates in their states, and recruiting and training costs. The compensation arrangements with J. Shelby Amos, II and W. Donald Land were similar, when contracted, to those of other State Sales Coordinators. District Sales Coordinators are not salaried employees but are compensated on a commission basis and are required to pay their own expenses. The compensation arrangement with John William Amos is the same as other District Sales Coordinators.

2. RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

     In accordance with the recommendation of its Audit Committee, none of the members of which is an employee of the Company, the Board of Directors of the Company has reappointed KPMG LLP, Certified Public Accountants, as independent auditors for the Company, subject to ratification by the shareholders.

     Representatives of KPMG LLP are expected to be present at the 2002 Annual Meeting of Shareholders with the opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions.

     The aggregate fees for professional services rendered to the Company by KPMG LLP for the year ended December 31, 2001, were as follows:

Audit fees - Audit of the Company's consolidated
financial statements for the year ended December 31, 2001		$1,157,234

Financial information systems design and
implementation fees		-0-

All other fees:

Audits of statutory financial statements,
required by insurance regulatory authorities	$170,938

Audits of subsidiaries and employee
benefit plans	132,800

Tax-related services	489,078

Other	135,983	928,799

Total fees:		$2,086,033

     The Audit Committee of the Board of Directors has considered whether the provision of the non-audit professional services is compatible with maintaining KPMG LLP's independence and has concluded that it is.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE "FOR"
RATIFICATION OF THE SELECTION OF KPMG LLP
AS THE COMPANY'S INDEPENDENT AUDITORS.

3. OTHER MATTERS

     Management does not intend to bring any other matter before the meeting, and does not know of any other matter that is proposed to be brought before the meeting. However, should any other matter properly come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their judgment on such matter.

Shareholder Proposals

     For a shareholder's proposal to be included in the Company's Proxy Statement for the 2003 Annual Meeting of Shareholders, the shareholder must follow the procedures of Rule 14a-8 under the Exchange Act, and the proposal must be received by the Secretary of the Company by November 12, 2002. To be timely, shareholder proposals submitted outside the processes of Rule 14a-8 must be received by the Secretary of the Company after January 5, 2003, and before February 6, 2003.

Annual Report

     The Company has mailed a copy of its Annual Report to each shareholder entitled to vote at the 2002 Annual Meeting of Shareholders. A copy of the Company's Form 10-K is available at no charge to all shareholders. For a copy, write to:

Kenneth S. Janke Jr.
Senior Vice President, Investor Relations	By Order of the Board of Directors,
AFLAC Incorporated	/s/ Joey M. Loudermilk

Worldwide Headquarters
Columbus, Georiga 31999
Joey M. Loudermilk
March 12, 2002	Secretary

APPENDIX A
PROXY

AFLAC INCORPORATED
Worldwide Headquarters
1932 Wynnton Road, Columbus, Georgia 31999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel P. Amos, Kriss Cloninger, III and Joey M. Loudermilk as Proxies or any one of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of AFLAC Incorporated held of record by the undersigned on February 27, 2002, at the Annual Meeting of the Shareholders to be held on Monday, May 6, 2002, at 10:00 a.m., or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS

The following proposals are being submitted to the Shareholders:

1.

Election of seventeen Directors of the Company. To vote your Shares for all Director nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withheld" box. If you do not wish your Shares voted "For" a particular nominee, mark the "exceptions" box.

*EXCEPTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.
	For	Withheld Exceptions
	___	_______ ________

1. Daniel P. Amos	7. Kenneth S. Janke, Sr.	13. Barbara K. Rimer
2. J. Shelby Amos, II	8. Robert B. Johnson	14. Marvin R. Schuster
3. Michael H. Armacost	9. Charles B. Knapp	15. Henry C. Schwob
4. Kriss Cloninger, III	10. Takatsugu Murai	16. Glenn Vaughn, Jr.
5. Joe Frank Harris	11. Yoshiki Otake	17. Robert L. Wright
6. Elizabeth J. Hudson	12. E. Stephen Purdom

2.	Ratification of appointment of KPMG LLP as independent auditors.	For	Against	Abstain
		____	_______	_________

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
"FOR" PROPOSALS 1, 2, AND 3.
(PLACE LABEL HERE)	Sign here as name(s) appears on account:
X __________________________________________
X __________________________________________
Date _________________________________, 2002
If acting as Attorney, Executor, Trustee or in other representative capacity, please sign name and title.
Complete the proxy, turn the proxy over, read
description of voting rights and complete, sign
and date the affidavit if applicable.

A-1

DESCRIPTION OF VOTING RIGHTS

     In accordance with the Company's Articles of Incorporation, shares of Common Stock are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to ten votes per share. Any transferee of a share of Common Stock where such share was transferred to the transferee by gift, devise or bequest or otherwise through the laws of inheritance, descent or distribution from the estate of the transferor or by distribution to a beneficiary of shares held in trust for such beneficiary, is deemed to be the same beneficial owner as the transferor. Shares acquired as a direct result of a stock split, stock dividend or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the dividend shares were issued were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

     Shares of Common Stock held in "street" or "nominee" name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. Shareholders desiring to rebut this presumption should complete and execute the affidavit below. The Board of Directors reserves the right to require evidence to support this affidavit.

Affidavit

Under the penalties of perjury, I do solemnly swear that I am entitled to the number of votes set forth below because

___________________________________________________________________________________________________

___________________________________________________________________________________________________
I agree to provide evidence to support this statement at the request of the Company. Sign here X____________________________ X____________________________	__________Shares @ 1 Vote/Share= __________ Shares @ 10 Votes/Share= Total = Date _______________, 2002	_______Votes _______Votes _______Votes

A-2

APPENDIX B
PROXY

AFLAC INCORPORATED
Worldwide Headquarters
1932 Wynnton Road, Columbus, Georgia 31999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel P. Amos, Kriss Cloninger, III and Joey M. Loudermilk as Proxies or any one of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of AFLAC Incorporated held of record by the undersigned on February 27, 2002, at the Annual Meeting of the Shareholders to be held on Monday, May 6, 2002, at 10:00 a.m., or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS

The following proposals are being submitted to the Shareholders:
1.

Election of seventeen Directors of the Company. To vote your Shares for all Director nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withheld" box. If you do not wish your Shares voted "For" a particular nominee, mark the "exceptions" box.

	*EXCEPTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.
						For	Withheld	Exceptions*
						____	_______	_________

	01	Daniel P. Amos	07	Kenneth S. Janke, Sr.	13	Barbara K. Rimer
	02	J. Shelby Amos, II	08	Robert B. Johnson	14	Marvin R. Schuster
	03	Michael H. Armacost	09	Charles B. Knapp	15	Henry C. Schwob
	04	Kriss Cloninger, III	10	Takatsugu Murai	16	Glenn Vaughn, Jr.
	05	Joe Frank Harris	11	Yoshiki Otake	17	Robert L. Wright
	06	Elizabeth J. Hudson	12	E. Stephen Purdom
2.	Ratification of appointment of KPMG LLP as independent auditors.	For	Against	Abstain
		____	_______	_________

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, AND 3.

Only if you agree with the voting rights below, you can vote by telephone or internet. **QUICK **EASY**IMMEDIATE**

Call *** Toll Free*** On a Touch Tone Telephone for Telephone Voting, or, Vote over the internet using the Address Below.
	PHONE VOTING		INTERNET VOTING
	1-888-297-9553	OR	www.voteyourproxy.com
Control Number

PROXY #	COMPANY#	ACCT.#

According to the records of the Company you are entitled to the following number of votes:			Sign here as name(s) appears on account:
VOTING RIGHTS			X ____________________________________________
X ____________________________________________
Date:________________________________, 2002
If acting as Attorney, Executor, Trustee or in other representative capacity, please sign name and title.
If you do not agree with the voting rights, check here ___ and complete, sign and date the reverse side.

B-1

DESCRIPTION OF VOTING RIGHTS

     In accordance with the Company's Articles of Incorporation, shares of Common Stock are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to ten votes per share. Any transferee of a share of Common Stock where such share was transferred to the transferee by gift, devise or bequest or otherwise through the laws of inheritance, descent or distribution from the estate of the transferor or by distribution to a beneficiary of shares held in trust for such beneficiary, is deemed to be the same beneficial owner as the transferor. Shares acquired as a direct result of a stock split, stock dividend or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the dividend shares were issued were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

     Shares of Common Stock held in "street" or "nominee" name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. Shareholders desiring to rebut this presumption should complete and execute the affidavit below. The Board of Directors reserves the right to require evidence to support this affidavit.

     Only if you do not agree with the voting rights shown on the front of this Proxy should you complete the following:

Affidavit

Under the penalties of perjury, I do solemnly swear that I am entitled to the number of votes set forth below because

___________________________________________________________________________________________________

___________________________________________________________________________________________________
I agree to provide evidence to support this statement at the request of the Company. Sign here X____________________________ X____________________________	__________Shares @ 1 Vote/Share= __________ Shares @ 10 Votes/Share= Total = Date _______________, 2002	_______Votes _______Votes _______Votes

B-2